SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 4, 2002

AZZ incorporated
(Exact name of issuer as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification Number)

University Centre I, Suite 200
1300 South University Dr.
Fort Worth, Texas 76107
(Address of Principal Executive Offices,
including zip code)

(817) 810-0095
Registrant’s Telephone Number, including Area Code

FORWARD LOOKING STATEMENTS

This report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “anticipate,” “expect, “estimate,” “intend,” “should,” “may,” “believe,” and terms with similar meanings. Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under the Company’s control. Those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. Those risks, uncertainties and factors include, but are not limited to: changes in customer demand and response to products and services offered by the Company, including demand by the electrical power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets, prices and raw material cost, including cost of zinc and natural gas which is used in the hot dip galvanizing process; changes in the economic conditions of the various markets the Company serves, foreign and domestic; customer requested delay of shipments, acquisition opportunities, adequacy of financing, and availability of experienced management employees to implement the Company’s growth strategy. The Company expressly disclaims any obligations to release publicly any updates or revisions to these forward-looking statements to reflect any change in its views or expectations. The Company can give no assurances that such forward-looking statements will prove to be correct.

ITEM 5.    OTHER EVENTS

On December 4, 2002, the registrant announced that the Company’s Board of Directors elected current Director, Dr. H. Kirk Downey, to the position of Non-Executive Chairman, succeeding Mr. L. C. Martin. Mr. Martin previously served as Chairman, and continues to serve as a Director.

ITEM 7.    (c)     EXHIBITS

The following exhibits are filed as part of this report.

(1)	Exhibit 99.3 – Press Release by registrant dated December 4, 2002, announcing the election of Dr. H. Kirk Downey as Non-Executive Chairman of the Board of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ incorporated

DATE: 12/4/02	By:	/s/ David H. Dingus
David H. Dingus President and Chief Executive Officer